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                                                                    Exhibit 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Fox Entertainment Group, Inc. of our report dated February 27, 2001 relating to the consolidated financial statements and financial statement schedule of United Television, Inc., which appears in the Current Report on Form 8-K/A of Fox Entertainment Group, Inc. dated October
15, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Century City, California
April 8, 2002